Exhibit 99.1

Deutsche Bank

Annual General Meeting 2025

Voting Results

Deutsche Bank

Annual General Meeting 2025

Voting results

Item 2	Appropriation of distributable profit for the 2024 financial year - proposal pursuant to convocation corrected for own shares approved
1,030,492,811 shares for which valid votes were submitted (= 52.89% of the share capital) 1,029,659,440 yes votes - 99.92% 833,371 no votes - 0.08%
Item 3	Ratification of the acts of management of the members of the Management Board for the 2024 financial year
Mr. Christian Sewing - acts of management ratified 1,008,976,809 shares for which valid votes were submitted (= 51.79% of the share capital) 1,004,679,289 yes votes - 99.57% 4,297,520 no votes - 0.43%
Mr. James von Moltke - acts of management ratified 1,009,387,960 shares for which valid votes were submitted (= 51.81% of the share capital) 1,004,370,412 yes votes - 99.50% 5,017,548 no votes - 0.50%

Mr. Fabrizio Campelli - acts of management ratified

1,009,235,795 shares for which valid votes were submitted (= 51.80% of the share capital)
1,004,308,565 yes votes - 99.51%

4,927,230 no votes - 0.49%

Mr. Bernd Leukert - acts of management ratified 964,576,305 shares for which valid votes were submitted (= 49.51% of the share capital) 959,368,401 yes votes - 99.46% 5,207,904 no votes - 0.54%

Mr. Alexander von zur Mühlen - acts of management ratified

1,007,906,058 shares for which valid votes were submitted (= 51.73% of the share capital)
1,003,301,137 yes votes - 99.54%

4,604,921 no votes - 0.46%

Ms. Laura Padovani - acts of management ratified 1,007,886,122 shares for which valid votes were submitted (= 51.73% of the share capital) 1,003,888,103 yes votes - 99.60% 3,998,019 no votes - 0.40%

Mr. Claudio de Sanctis - acts of management ratified

1,008,199,380 shares for which valid votes were submitted (= 51.75% of the share capital)
1,003,097,459 yes votes - 99.49%

5,101,921 no votes - 0.51%

Ms. Rebecca Short - acts of management ratified 1,008,049,519 shares for which valid votes were submitted (= 51.74% of the share capital) 1,002,680,984 yes votes - 99.47% 5,368,535 no votes - 0.53%

Professor Dr. Stefan Simon - acts of management ratified

1,007,426,579 shares for which valid votes were submitted (= 51.71% of the share capital)
998,861,121 yes votes - 99.15%

8,565,458 no votes - 0.85%

Mr. Olivier Vigneron - acts of management ratified 1,006,789,439 shares for which valid votes were submitted (= 51.68% of the share capital) 1,001,881,810 yes votes - 99.51% 4,907,629 no votes - 0.49%

Deutsche Bank

Annual General Meeting 2025

Item 4	Ratification of the acts of management of the members of the Supervisory Board for the 2024 financial year

Mr. Alexander Wynaendts - acts of management ratified

1,007,616,311 shares for which valid votes were submitted (= 51.72% of the share capital)
1,002,845,241 yes votes - 99.53%

4,771,070 no votes - 0.47%

Mr. Frank Schulze - acts of management ratified 1,006,986,001 shares for which valid votes were submitted (= 51.69% of the share capital) 1,002,270,934 yes votes - 99.53% 4,715,067 no votes - 0.47%

Professor Dr. Norbert Winkeljohann - acts of management ratified

1,006,934,087 shares for which valid votes were submitted (= 51.68% of the share capital)
1,002,190,126 yes votes - 99.53%

4,743,961 no votes - 0.47%

Ms. Susanne Bleidt - acts of management ratified 1,006,869,154 shares for which valid votes were submitted (= 51.68% of the share capital) 1,002,288,611 yes votes - 99.55% 4,580,543 no votes - 0.45%
Ms. Mayree Clark - acts of management ratified 1,006,713,894 shares for which valid votes were submitted (= 51.67% of the share capital) 1,001,738,801 yes votes - 99.51% 4,975,093 no votes - 0.49%
Mr. Jan Duscheck - acts of management ratified 1,006,779,362 shares for which valid votes were submitted (= 51.68% of the share capital) 1,002,160,504 yes votes - 99.54% 4,618,858 no votes - 0.46%
Ms. Manja Eifert - acts of management ratified 1,006,544,026 shares for which valid votes were submitted (= 51.66% of the share capital) 1,001,805,770 yes votes - 99.53% 4,738,256 no votes - 0.47%
Ms. Claudia Fieber - acts of management ratified 1,006,483,170 shares for which valid votes were submitted (= 51.66% of the share capital) 1,001,905,640 yes votes - 99.55% 4,577,530 no votes - 0.45%
Mr. Sigmar Gabriel - acts of management ratified 1,006,791,943 shares for which valid votes were submitted (= 51.68% of the share capital) 1,001,177,456 yes votes - 99.44% 5,614,487 no votes - 0.56%

Mr. Florian Haggenmiller - acts of management ratified

1,006,449,803 shares for which valid votes were submitted (= 51.66% of the share capital)
1,001,940,846 yes votes - 99.55%

4,508,957 no votes - 0.45%

Mr. Timo Heider - acts of management ratified 1,006,515,067 shares for which valid votes were submitted (= 51.66% of the share capital) 1,002,025,147 yes votes - 99.55% 4,489,920 no votes - 0.45%
Ms. Birgit Laumen - acts of management ratified 1,006,430,763 shares for which valid votes were submitted (= 51.66% of the share capital) 1,001,672,516 yes votes - 99.53% 4,758,247 no votes - 0.47%

Deutsche Bank

Annual General Meeting 2025

Ms. Gerlinde M. Siebert - acts of management ratified

1,006,610,634 shares for which valid votes were submitted (= 51.67% of the share capital)
1,001,890,959 yes votes - 99.53%

4,719,675 no votes - 0.47%

Mr. Yngve Slyngstad - acts of management ratified 1,006,543,535 shares for which valid votes were submitted (= 51.66% of the share capital) 1,001,885,191 yes votes - 99.54% 4,658,344 no votes - 0.46%

Mr. Stephan Szukalski - acts of management ratified

1,006,537,565 shares for which valid votes were submitted (= 51.66% of the share capital)
1,001,918,002 yes votes - 99.54%

4,619,563 no votes - 0.46%

Mr. John Alexander Thain - acts of management ratified

1,006,710,072 shares for which valid votes were submitted (= 51.67% of the share capital)
1,001,871,084 yes votes - 99.52%

4,838,988 no votes - 0.48%

Mr. Jürgen Tögel - acts of management ratified 1,006,537,943 shares for which valid votes were submitted (= 51.66% of the share capital) 1,002,017,074 yes votes - 99.55% 4,520,869 no votes - 0.45%
Ms. Michele Trogni - acts of management ratified 1,006,309,420 shares for which valid votes were submitted (= 51.65% of the share capital) 1,001,514,795 yes votes - 99.52% 4,794,625 no votes - 0.48%
Dr. Dagmar Valcárcel - acts of management ratified 1,006,283,126 shares for which valid votes were submitted (= 51.65% of the share capital) 1,001,903,014 yes votes - 99.56% 4,380,112 no votes - 0.44%
Dr. Theodor Weimer - acts of management ratified 1,006,566,687 shares for which valid votes were submitted (= 51.67% of the share capital) 1,002,348,032 yes votes - 99.58% 4,218,655 no votes - 0.42%
Mr. Frank Witter - acts of management ratified 1,006,534,518 shares for which valid votes were submitted (= 51.66% of the share capital) 1,002,098,757 yes votes - 99.56% 4,435,761 no votes - 0.44%
Item 5.1	Election of the auditor for the 2025 financial year, interim accounts - proposal pursuant to convocation approved
1,026,863,790 shares for which valid votes were submitted (= 52.71% of the share capital) 1,020,393,190 yes votes - 99.37% 6,470,600 no votes - 0.63%
Item 5.2	Election of the auditor of the 2025 sustainability reporting - proposal pursuant to convocation approved
1,026,853,518 shares for which valid votes were submitted (= 52.71% of the share capital) 1,021,092,799 yes votes - 99.44% 5,760,719 no votes - 0.56%
Item 6	Resolution to be taken on the approval of the Compensation Report produced and audited pursuant to § 162 Stock Corporation Act for the 2024 financial year - proposal pursuant to convocation approved
1,026,720,614 shares for which valid votes were submitted (= 52.70% of the share capital) 986,480,776 yes votes - 96.08% 40,239,838 no votes - 3.92%

Deutsche Bank

Annual General Meeting 2025

Item 7

Authorization to acquire own shares pursuant to § 71 (1) No. 8 Stock Corporation Act as well as for their use with the possible exclusion of pre-emptive rights - proposal pursuant to convocation approved

1,027,441,457 shares for which valid votes were submitted (= 52.74% of the share capital) 997,377,000 yes votes - 97.07% 30,064,457 no votes - 2.93%
Item 8	Authorization to use derivatives within the framework of the purchase of own shares pursuant to § 71 (1) No. 8 Stock Corporation Act - proposal pursuant to convocation approved
1,028,280,363 shares for which valid votes were submitted (= 52.78% of the share capital) 999,701,162 yes votes - 97.22% 28,579,201 no votes - 2.78%
Item 9	Authorization to acquire own shares for trading purposes pursuant to § 71 (1) No. 7 Stock Corporation Act - proposal pursuant to convocation approved
1,029,224,607 shares for which valid votes were submitted (= 52.83% of the share capital) 1,012,538,321 yes votes - 98.38% 16,686,286 no votes - 1.62%
Item 10

Cancellation of authorized capital pursuant to § 4 (5) of the Articles of Association, creation of new authorized capital for capital increases in cash (with the possibility of excluding shareholders' pre-emptive rights for broken amounts as well as in favor of holders of option and convertible rights) and corresponding amendments to the Articles of Association in § 4 (3), (5) and (6) - proposal pursuant to convocation approved

1,027,282,792 shares for which valid votes were submitted (= 52.73% of the share capital) 975,830,344 yes votes - 94.99% 51,452,448 no votes - 5.01%
Item 11

Cancellation of authorized capital pursuant to § 4 (4) of the Articles of Association, creation of new authorized capital for capital increases in cash (with the possibility of excluding shareholders' pre-emptive rights in accordance with, inter alia, § 186 (3) sentence 4 Stock Corporation Act) and corresponding amendment to the Articles of Association in § 4 (4) - proposal pursuant to convocation approved

1,027,324,684 shares for which valid votes were submitted (= 52.73% of the share capital) 986,849,568 yes votes - 96.06% 40,475,116 no votes - 3.94%
Item 12

Authorization to issue participatory notes and other Hybrid Debt Securities that fulfill the regulatory requirements to qualify as Additional Tier 1 Capital (AT1 Capital) for banks - proposal pursuant to convocation approved

1,014,803,158 shares for which valid votes were submitted (= 52.09% of the share capital) 1,007,751,351 yes votes - 99.31% 7,051,807 no votes - 0.69%
Item 13.1	Election of Mr. Sigmar Gabriel as member of the Supervisory Board - proposal pursuant to convocation approved
1,021,651,898 shares for which valid votes were submitted (= 52.44% of the share capital) 977,122,255 yes votes - 95.64% 44,529,643 no votes - 4.36%
Item 13.2	Election of Mr. Frank Witter as member of the Supervisory Board - proposal pursuant to convocation approved
1,021,233,775 shares for which valid votes were submitted (= 52.42% of the share capital) 974,903,179 yes votes - 95.46% 46,330,596 no votes - 4.54%
Item 13.3	Election of Mr. Dr. Klaus Moosmayer as member of the Supervisory Board - proposal pursuant to convocation approved
1,021,211,950 shares for which valid votes were submitted (= 52.42% of the share capital) 1,010,454,623 yes votes - 98.95% 10,757,327 no votes - 1.05%
Item 13.4	Election of Ms. Kirsty Roth as member of the Supervisory Board - proposal pursuant to convocation approved
1,022,714,388 shares for which valid votes were submitted (= 52.49% of the share capital) 1,018,546,284 yes votes - 99.59% 4,168,104 no votes - 0.41%

Deutsche Bank

Annual General Meeting 2025

Item 14	Amendment to the Articles of Association to renew the authorization of the Management Board to allow for a virtual General Meeting to be held - proposal pursuant to convocation approved
1,028,570,134 shares for which valid votes were submitted (= 52.79% of the share capital) 983,951,833 yes votes - 95.66% 44,618,301 no votes - 4.34%
Item 15	Special audit on formation of provisions regarding Postbank - rejected
1,025,442,520 shares for which valid votes were submitted (= 52.63% of the share capital) 33,532,108 yes votes - 3.27% 991,910,412 no votes - 96.73%
Item 16	Special audit on formation of provisions regarding foreign currency loans Poland - rejected
1,021,715,454 shares for which valid votes were submitted (= 52.44% of the share capital) 30,716,418 yes votes - 3.01% 990,999,036 no votes - 96.99%